November 14, 2022
Evelo Biosciences, Inc.
620 Memorial Drive, 5th Floor
Cambridge, MA 02139
Attention: Marella Thorell
Re:     Waiver of Specified Defaults and Modification of Terms
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement, dated as of July 19, 2019 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among EVELO BIOSCIENCES, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders. Capitalized terms not defined herein have meanings as defined in the Agreement. This letter (“Modification Letter”) confirms the parties’ agreement to waive certain Events of Default are waived and modify certain terms of the Agreement and the other Loan Documents.
1.Waiver of Specified Defaults. Borrower Representative acknowledges that certain Events of Default occurred, as set forth on Schedule 1 hereto (the “Specified Defaults”). Subject to the terms and conditions of this Modification Letter, the Specified Defaults are hereby waived and that application of interest at the Default Rate with respect to the Specified Defaults is hereby waived.
2.Modification of Conversion Price. Borrower Representative and the undersigned Lenders, constituting Required Lenders, hereby agree to amend the defined term “Conversion Price” in Exhibit A of the Agreement as set forth below:
“Conversion Price” means $2.00 per share of Common Stock, subject to adjustment in accordance with Section 2.2(e)(i).
3.Conditions. This Modification Letter shall be effective upon the due execution and delivery of this Modification Letter, together with an Amended and Restated Warrant to Purchase Common Stock and an Amended and Restated Fee Letter (“collectively, the “Related Documents”), and a copy of the resolutions duly approved by the Board approving this Modification Letter and the Related Documents.
Except as expressly modified by this Modification Letter, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. Borrower representative represents and warrants that: Borrower Representative has the power and authority to execute this Modification Letter and perform the obligations under the Agreement, as modified by this Modification Letter; and the execution and delivery of this Modification Letter and the other Related Documents, and the performance by each Borrower of its obligations under the Loan Documents, as modified by this Modification Letter and the Related Documents, have been duly authorized by all requisite action and do not contravene any material Requirement of Law, any material contractual restriction in any material agreement binding on Borrower Representative or the Operating Documents of Borrower Representative, and do not require any order, consent, approval, license, authorization, validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, except as has already been obtained or made, and this Modification Letter and the Related documents have been duly executed and delivered and are the binding obligation of Borrower Representative, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights. The copy of the resolutions of the Board delivered to Administrative Agent as of the date hereof have been duly approved by the Board and remain in full force and effect as of the date hereof.
Except as expressly modified by this Modification Letter, the Agreement and the other Loan Documents shall remain unchanged and in full force and effect in accordance with its terms. The foregoing waiver shall be limited to the circumstances described and shall not imply any other waiver or establish a course of dealing or obligate the undersigned to waive any other Event of Default, whether existing or arising in the future, from time to time. This Modification Letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this Modification Letter or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof. This Modification Letter shall constitute a Loan Document, and accordingly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of any laws other than those of the State of New York.
[Signature Pages Follow]

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Sincerely,
ADMINISTRATIVE AGENT:
K2 HEALTHVENTURES LLC
By: /s/ Parag Shah
Name: Parag Shah
Title: Managing Director and Chief Executive Officer
LENDER:
K2 HEALTHVENTURES LLC
By: /s/ Parag Shah
Name: Parag Shah
Title: Managing Director and Chief Executive Officer

If the foregoing accurately sets forth our agreement, please countersign this letter in the space provided below.
Agreed and accepted:
BORROWER REPRESENTATIVE:
EVELO BIOSCIENCES, INC.
By: /s/ Marella Thorell
Name: Marella Thorell
Title: CFO

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Schedule 1
Specified Defaults
1.Section 6.2(c) - Borrower Representative did not timely deliver various Compliance Certificates from time to time prior to the date of this Modification Letter.

2.Section 6.2(m) - Borrower Representative did not provide an update respecting the determination as to whether the pledge of more than 65% of the Voting Stock of any of its Foreign Subsidiaries would reasonably be expected to result in a material adverse tax consequence to Borrowers.

3.Section 6.5(b) - Borrower Representative’s property and general liability policies did not have a lender’s loss payable endorsement showing Collateral Trustee as lender’s loss payee.

4.Section 6.5(d) - Borrower Representative’s property and general liability insurance policies described in Section 6.5(b) did not have an endorsement that the insurer will endeavor to give the Collateral Trustee 30 days prior written notice before any such policy is cancelled.

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